Exhibit 99.1

Anworth Announces Third Quarter 2011 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--October 28, 2011--Anworth Mortgage Asset Corporation (NYSE: ANH) reported today core earnings available to common stockholders of $29.1 million, or $0.22 per diluted share, for the third quarter ended September 30, 2011, consisting primarily of $30.6 million of net income less $1.5 million of dividends paid to our preferred stockholders. This compares to core earnings of $31.3 million, or $0.24 per diluted share, for the second quarter ended June 30, 2011.

“Core earnings” represents a non-GAAP financial measure, which we define as GAAP net income excluding impairment losses on mortgage-backed securities, or MBS. For the three months ended September 30, 2011, there were no impairment losses on MBS.

On September 30, 2011, we declared a quarterly common stock dividend of $0.23 per share, which was payable on October 27, 2011 to our holders of common stock as of the close of business on October 13, 2011.

On a non-GAAP basis and during the three months ended September 30, 2011, our estimated taxable income, on which we base our common stock dividends, was $30.8 million, or $0.23 per diluted share. The difference between net income and our estimate of taxable income earned during the three months ended September 30, 2011 reflects the non-deductibility for income tax purposes of executive compensation of approximately $1.3 million, or $0.01 per share. A reconciliation of taxable earnings to net income available to common stockholders appears at the end of this news release.

At September 30, 2011, our book value was $6.93 per share. At June 30, 2011, our book value was $7.06 per share.

Our investments consist primarily of Agency MBS, which constituted essentially all of our portfolio at September 30, 2011. At September 30, 2011, the fair value of our Agency MBS portfolio was approximately $8.74 billion and was allocated as follows: approximately 23% adjustable-rate Agency MBS (less than 1-year reset); approximately 7% adjustable-rate Agency MBS (1-2 year reset); approximately 50% adjustable-rate Agency MBS (2-5 year reset); approximately 14% 15-year fixed-rate Agency MBS; approximately 6% 30-year fixed-rate Agency MBS; and less than 1% agency floating-rate collateralized mortgage obligations, or CMOs. At June 30, 2011, the fair value of our Agency MBS portfolio was approximately $8.5 billion and was allocated as follows: approximately 23% adjustable-rate Agency MBS (less than 1-year reset); approximately 9% adjustable-rate Agency MBS (1-2 year reset); approximately 48% adjustable-rate Agency MBS (2-5 year reset); approximately 13% 15-year fixed-rate Agency MBS; approximately 7% 30-year fixed-rate Agency MBS; and less than 1% agency floating-rate CMOs.

At September 30, 2011, the current yield on our Agency MBS portfolio was 3.47%, based on a weighted average coupon of 3.56% divided by the average amortized cost of 102.72%, as compared to a yield of 3.62% at June 30, 2011, based on a weighted average coupon of 3.71% divided by the average amortized cost of 102.59%. At September 30, 2011, the unamortized premium was approximately $227.4 million, or 2.73% of the par value, as compared to $210.4 million, or 2.59% of the par value, during the quarter ended June 30, 2011. During the third quarter ended September 30, 2011, the expense of amortizing the agency securities premium was approximately $16.5 million, as compared to $13.2 million during the second quarter ended June 30, 2011.

During the third quarter ended September 30, 2011, the fair value of our Non-Agency MBS portfolio decreased to approximately $2.2 million from a fair value of approximately $3 million at June 30, 2011.

During the third quarter ended September 30, 2011, the constant prepayment rate, or CPR, of all of our Agency MBS and Non-Agency MBS was approximately 28% and the CPR of our adjustable-rate and hybrid adjustable-rate Agency MBS was 29%. For our Agency MBS and Non-Agency MBS adjustable-rate and hybrid adjustable-rate mortgage assets, the weighted average term to the next interest rate reset date was 34 months. During the second quarter ended June 30, 2011, the CPR of all of our Agency MBS and Non-Agency MBS was approximately 22% and the CPR of our adjustable-rate and hybrid adjustable-rate Agency MBS was 24%. For our Agency MBS and Non-Agency MBS adjustable-rate and hybrid adjustable-rate mortgage assets, the weighted average term to the next interest rate reset date was 35 months.

At September 30, 2011, our outstanding repurchase agreement balance was approximately $7.435 billion with an average interest rate of 0.26% and an average maturity of 38 days. After adjusting for interest rate swap transactions, the average interest rate was 1.15% and the average maturity was 452 days. At September 30, 2011, Agency MBS with a fair value of $7.9 billion had been pledged under the repurchase agreements and swap agreements. At June 30, 2011, our outstanding repurchase agreement balance was $7.25 billion with an average interest rate of 0.23% and an average maturity of 38 days. After adjusting for interest rate swap transactions, the average interest rate was 1.13% and the average maturity was 467 days. At June 30, 2011, Agency MBS with a fair value of $7.7 billion had been pledged under the repurchase agreements and swap agreements.

At September 30, 2011, we had interest rate swap agreements with a notional amount of $2.93 billion, which represented approximately 39% of our outstanding repurchase agreements, as compared to interest rate swap agreements with a notional amount of $2.78 billion, which represented approximately 38% of our outstanding repurchase agreements, at June 30, 2011. At September 30, 2011, our swap agreements had the following notional amounts (in thousands), weighted average interest rates and remaining terms (in months):

	September 30, 2011
	Notional Amount	Weighted Average Interest Rate	Remaining Term in Months

Less than 12 months	$490,000	3.90%	8
1 year to 2 years	405,000	3.40	17
2 years to 3 years	325,000	2.31	30
3 years to 4 years	510,000	2.17	42
Over 4 years	1,200,000	1.95	54
	$2,930,000	2.55%	36

At September 30, 2011, our leverage multiple was 7.18x, which was an increase from our leverage multiple of 7.0x at June 30, 2011. The leverage multiple is based on total stockholders’ equity plus the Series B Preferred Stock and the junior subordinated notes.

During the third quarter ended September 30, 2011 and relative to average earning assets, interest income earned was 3.52%, amortization of premium was (0.8)% and the average cost of funds on repurchase agreements and derivative instruments was 1.15%, resulting in a net interest rate spread of 1.57%. During the second quarter ended June 30, 2011 and relative to average earning assets, interest income earned was 3.67%, amortization of premium was (0.66)% and the average cost of funds on repurchase agreements and derivative instruments was 1.30%, resulting in a net interest rate spread of 1.71%.

At September 30, 2011, stockholders’ equity available to common stockholders was approximately $921.7 million, or $6.93 per share, based on 133 million shares of common stock outstanding at quarter end. The $921.7 million equals total stockholders’ equity of $970.2 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $29.8 million and the proceeds from its sale of $28.2 million. At June 30, 2011, stockholders’ equity available to common stockholders was approximately $916 million, or $7.06 per share, based on 129.7 million shares of common stock outstanding at quarter end. The $916 million equals total stockholders’ equity of $965 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $31.4 million and the proceeds from its sale of $29.7 million.

The Company will host a conference call on October 31, 2011 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss third quarter 2011 results. The dial-in number for the conference call is 877-317-6789 for U.S. callers (international callers should dial 412-317-6789 and Canadian callers should dial 866-605-3852). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 7:00 PM Eastern Time on October 31, 2011. The dial-in number for the replay is 877-344-7529 for U.S. callers (international and Canadian callers should dial 412-317-0088) and the conference number is 10006042. The conference call will also be webcast over the Internet, which can be accessed on Anworth’s web site at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in Anworth’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”) or receiving a copy of the Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust, which invests primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. Anworth seeks to generate income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company’s common stock is traded on the New York Stock Exchange under the symbol ANH.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates, changes in the yield curve, the availability of mortgage-backed securities for purchase, increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets and, if available, the terms of any financing, changes in the market value of our assets, risks associated with investing in mortgage-related assets, changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, our ability to maintain an exemption from the Investment Company Act of 1940, as amended, and management's ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$7,892,165	$6,762,763
Agency MBS at fair value	800,362	957,316
Paydowns receivable	50,880	14,579
	8,743,407	7,734,658
Non-Agency MBS:
Non-Agency MBS at fair value	2,186	4,394
Cash and cash equivalents	3,308	10,621
Interest and dividends receivable	28,744	27,097
Derivative instruments at fair value	25	8,828
Prepaid expenses and other	16,003	4,617
Total Assets:	$8,793,673	$7,790,215

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$21,358	$20,585
Repurchase agreements	7,435,000	6,375,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	108,065	70,557
Dividends payable on Series A Preferred Stock	1,011	1,011
Dividends payable on Series B Preferred Stock	450	430
Dividends payable on common stock	30,623	26,574
Payable for securities purchased	155,367	363,820
Accrued expenses and other	6,026	947
Total Liabilities:	$7,795,280	$6,896,304
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($29,776 and $27,525, respectively); 1,191 and 1,101 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	$28,174	$25,630

Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($46,888 and $46,888, respectively); 1,876 and 1,876 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	$45,397	$45,397
Common Stock: par value $0.01 per share; authorized 200,000 shares, 133,003 and 120,901 issued and outstanding at September 30, 2011 and December 31, 2010, respectively	1,330	1,209
Additional paid-in capital	1,138,610	1,053,959
Accumulated other comprehensive income consisting of unrealized losses and gains	44,134	22,444
Accumulated deficit	(259,252)	(254,728)
Total Stockholders' Equity:	$970,219	$868,281
Total Liabilities and Stockholders' Equity:	$8,793,673	$7,790,215

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Interest income:
Interest on Agency MBS	$54,435	$50,174	$170,315	$165,665
Interest on Non-Agency MBS	33	53	117	161
Other income	14	19	36	47
	54,482	50,246	170,468	165,873
Interest expense:
Interest expense on repurchase agreements	21,010	22,612	65,849	70,574
Interest expense on junior subordinated notes	320	340	960	968
	21,330	22,952	66,809	71,542
Net interest income	33,152	27,294	103,659	94,331
Recovery on Non-Agency MBS	830	0	1,726	0
Expenses:
Compensation, incentive compensation and benefits	(2,641)	(2,417)	(8,461)	(8,032)
Write-down of Lehman receivable	0	0	0	(674)
Other expenses	(792)	(538)	(2,437)	(2,227)
Total expenses	(3,433)	(2,955)	(10,898)	(10,933)
Net income	30,549	24,339	94,487	83,398
Dividend on Series A Cumulative Preferred Stock	(1,011)	(1,011)	(3,033)	(3,033)
Dividend on Series B Cumulative Convertible Preferred Stock	(450)	(430)	(1,392)	(1,290)
Net income to common stockholders	$29,088	$22,898	$90,062	$79,075
Basic earnings per common share	$0.22	$0.19	$0.71	$0.67
Diluted earnings per common share	$0.22	$0.19	$0.70	$0.66
Basic weighted average number of shares outstanding	131,886	117,923	126,979	117,412
Diluted weighted average number of shares outstanding	136,099	121,557	131,193	121,046

Reconciliation of Non-GAAP Financial Measures

The table below presents the reconciliation of net income to common stockholders to estimated taxable income, which non-GAAP financial measure excludes the non-deductibility of components of discretionary and incentive executive compensation. The Company’s management believes that this financial measure, when considered together with our GAAP financial measures, provides information that is useful to investors in understanding the differences between GAAP earnings and estimated taxable earnings (which is the basis upon which our Board of Directors declares our common stock dividends). Management also believes that this financial measure enhances the ability of investors to analyze the Company’s operating trends and to better understand its operating performance. This financial measure should not be used as a substitute in assessing the Company’s results of operations and financial condition at September 30, 2011. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

	Three Months Ended September 30, 2011
	(in thousands, except per share data)

	Net Income Available to Common Stockholders	Average Shares	Per Share

Basic EPS	$29,088	131,886	$0.22
Effect of dilutive securities(1)	450	4,213	0.00
Diluted EPS	$29,538	136,099	$0.22
Add: non-deductibility of discretionary and incentive compensation in current period	$1,300	0	$0.01
Estimated taxable income	$30,838	136,099	$0.23

(1) During the three months ended September 30, 2011, diluted earnings per common share include the assumed conversion of 1.191 million shares of Series B Preferred Stock at the conversion rate of 3.5374 shares of common stock and the adding back of the Series B Preferred Stock dividend.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
310-255-4438 or 310-255-4493
jhillman@anworth.com
http://www.anworth.com